UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 25, 2005
OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)
Oklahoma
(State or Other Jurisdiction of Incorporation)
1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)
321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)
405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

        OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 735,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

        On February 25, 2005, the Company issued a press release describing the Company’s consolidated financial results for the quarter and year ended December 31, 2004, which is furnished as Exhibit 99.01 and incorporated herein by reference. As described in the press release, the Company reported earnings of $1.73 per diluted share for the year ended December 31, 2004, compared with $1.58 per diluted share for the year ended December 31, 2003. Earnings were higher due to improved financial performance at Enogex partially offset by lower earnings at OG&E. As described in the press release, the Company reported earnings of $0.10 per diluted share for the fourth quarter of 2004, compared with a loss of $0.02 per diluted share for the fourth quarter of 2003. Financial results improved in the fourth quarter of 2004 due to a significant increase in operating income and the absence of impairment charges at Enogex, partially offset by lower earnings at OG&E which were primarily due to milder weather and increased expenses for system reliability projects. For further information, see the press release attached as Exhibit 99.01.

        OG&E posted earnings of $1.22 per diluted share for the year ended December 31, 2004, compared with earnings of $1.41 per diluted share for the year ended December 31, 2003. Enogex posted earnings of $0.69 per diluted share for the year ended December 31, 2004, compared with earnings of $0.33 per diluted share for the year ended December 31, 2003. The holding company posted a loss of $0.18 per diluted share for the year ended December 31, 2004, compared with a loss of $0.16 per diluted share for the year ended December 31, 2003.

        OG&E posted a loss of $0.16 per diluted share in the fourth quarter of 2004, compared with a loss of $0.05 per diluted share for the fourth quarter of 2003. Enogex posted earnings of $0.34 per diluted share in the fourth quarter of 2004, compared with earnings of $0.06 per diluted share for the fourth quarter of 2003. The holding company posted a loss of $0.08 per diluted share in the fourth quarter of 2004, compared with a loss of $0.03 per diluted share for the fourth quarter of 2003.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits
Exhibit Number	Description
99.01	Press release dated February 25, 2005, announcing OGE Energy Corp. Announces 4th Quarter, 2004 Results.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP. (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

February 25, 2005

Exhibit 99.01

OGE Energy Corp. Announces 4th Quarter, 2004 Results

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE), the parent company of Oklahoma Gas and Electric Company (OG&E) and Enogex Inc., today reported earnings of $1.73 per diluted share for 2004, compared with $1.58 per diluted share for 2003. Earnings were higher due to improved financial performance at Enogex, the natural gas pipeline, partially offset by lower earnings at OG&E, the regulated electric utility.

For the three months ended Dec. 31, 2004, OGE Energy reported earnings of $0.10 per diluted share, compared with a loss of $0.02 per diluted share for the fourth quarter of 2003.

Financial results improved in the fourth quarter of 2004 due to a significant increase in operating income and the absence of impairment charges at Enogex, partially offset by lower earnings at OG&E which were primarily due to milder weather and increased expenses for system reliability projects.

“We are pleased to report solid improvement in our financial results again this year,” said Steven E. Moore, OGE Energy chairman, president and CEO. “A key component of our strategy is the diversity of our assets and operations, so in a year when our regulated utility earnings were hampered by unfavorable weather and higher expenses for reliability projects, the benefit of better performance in our unregulated pipeline business is clear.”

Discussion of full-year 2004

OGE Energy reported consolidated operating revenues of $4.9 billion in 2004, compared with $3.8 billion in 2003. Gross margin on revenues was $964 million in 2004, compared with $933 million in 2003. Operating income was $318 million in 2004, compared with operating income of $307 million in 2003.

OG&E reported operating revenues of $1.6 billion in 2004, compared with $1.5 billion in 2003. Gross margin on revenues at the electric utility was $664 million, compared with $680 million in 2003. OG&E reported net income of $108 million and contributed $1.22 in earnings per share in 2004, compared with net income of $115 million, or $1.41 per share in 2003. The decline in earnings was primarily due to the impact on revenues of milder weather during the heating and cooling seasons of 2004, as well as higher operation and maintenance expenses for electric system reliability.

Enogex reported operating revenues of $3.4 billion in 2004, compared with $2.3 billion in 2003. Gross margin on revenues at the natural gas pipeline was $301 million, compared to $253 million in 2003. Enogex reported net income of $61 million and contributed $0.69 in earnings per share in 2004, compared with net income of $27 million, or $0.33 per share for 2003. Earnings at Enogex were positively affected in 2004 primarily by generally higher commodity prices and improved profit margins from more favorable contractual terms in the natural gas gathering and processing business.

The holding company posted a loss of $0.18 per share to OGE Energy’s consolidated results in 2004, compared with a loss of $0.16 per share in 2003.

Discussion of Fourth Quarter 2004

OGE Energy reported consolidated operating revenues of $1.4 billion in the fourth quarter, compared with $816 million a year earlier. The fourth-quarter gross margin on revenues was $220 million, compared with $182 million in the year-earlier quarter. Operating income was $42 million in the fourth quarter, compared with $15 million in the year-earlier quarter.

OG&E posted a net loss of $14 million, or $0.16 per share to OGE Energy’s consolidated fourth-quarter results, compared with a net loss of $4 million, or $0.05 per share for the fourth quarter a year ago. This was due primarily to higher expenses for infrastructure projects in the fourth quarter, many of which were postponed from earlier in the year. Gross margin on revenues at OG&E was $119 million, compared with $116 million in the fourth quarter of 2003. The operating loss at OG&E was $15 million, in the fourth quarter, compared with $2 million in operating income a year earlier.

Enogex posted net income of $30 million, or $0.34 per share to OGE Energy’s consolidated fourth-quarter results, compared with $5 million, or $0.06 per share for the fourth quarter a year ago. Fourth-quarter gross margin on revenues at the natural gas pipeline was $102 million, compared with $66 million a year earlier. Operating income was $58 million, compared with $18 million in the fourth quarter last year.

Enogex recorded a pre-tax impairment charge of $9.2 million ($0.06 per share) for the write-down of natural gas compression assets in the fourth quarter of 2003, and there were no such impairments in the fourth quarter of 2004. The company benefited from favorable commodity prices and its ability to capture value from the positive business environment. Fourth-quarter results also were enhanced by an increase in transactions at higher profit margins in the marketing business.

The holding company recorded a loss of $0.08 per share in the fourth quarter, compared to a loss of $0.03 per share in the 2003 quarter. The 2004 quarter included expenses associated with the redemption of the company’s 8.375% trust preferred securities. The redemption of the trust preferred securities will result in lower interest expenses in the future.

2005 Outlook

The consolidated earnings guidance for 2005 is $1.50 to $1.60 per share, assuming about 90.5 million average diluted shares outstanding. The earnings guidance includes a utility earnings range between $106 million and $110 million or $1.17 to $1.22 per share with a 1 to 2 percent growth in margins, normal weather, recovery of Enogex gas transportation and storage costs at the $41.9 million level recommended by the Oklahoma Corporation Commission Administrative Law Judge, and regulatory lag in recovering costs of the McClain plant acquisition. The earnings guidance also includes Enogex earnings in a range between $39 million and $43 million or $0.43 to $0.48 per share, with a conservative commodity price outlook. The holding company earnings guidance is a loss between $6 million and $8 million, or $.07 to $.09 per share, with lower interest expenses.

Conference Call Webcast

OGE Energy will host a conference call for discussion of the results and the outlook for 2005 on Friday, Feb. 25, at 8 a.m. CST. The conference, hosted by James R. Hatfield, senior vice president and CFO, will be available through www.oge.com.

OGE Energy is the parent company of Oklahoma Gas and Electric Company (OG&E), which serves approximately 735,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

Some of the matters discussed on this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “objective”, “plan”, “possible”, “potential” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, actions of rating agencies and their impact on capital expenditures; the Company’s ability and the ability of its subsidiaries to obtain financing on favorable terms; prices of electricity, natural gas and natural gas liquids, each on a stand-alone basis and in relation to each other; business conditions in the energy industry; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; federal or state legislation and regulatory decisions (the proceeding currently pending before the OCC related to OG&E’s recovery of the costs billed to it by Enogex for gas transportation and storage services) and initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the Company’s markets; environmental laws and regulations that may impact the Company’s operations; changes in accounting standards, rules or guidelines; creditworthiness of suppliers, customers and other contractual parties; the higher degree of risk associated with the Company’s nonregulated business compared with the Company’s regulated utility business; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission.

*Note: Consolidated Statements of Operations, Financial and Statistical Data attached.

OGE Energy Corp.
consolidated statements of operations
(unaudited)

Three Months Ended December 31		Twelve Months Ended December 31
2004	2003	2004	2003
(In millions, except per share data)
OPERATING REVENUES
Electric Utility operating revenues	$326.4		$286.3		$1,578.1		$1,517.1
Natural Gas Pipeline operating revenues	1,078.4		529.9		3,348.5		2,261.9

Total operating revenues	1,404.8		816.2		4,926.6		3,779.0

COST OF GOODS SOLD
Electric Utility cost of goods sold	195.4		158.7		865.0		792.7
Natural Gas Pipeline cost of goods sold	989.2		475.3		3,097.7		2,053.3

Total cost of goods sold	1,184.6		634.0		3,962.7		2,846.0

Gross margin on revenues	220.2		182.2		963.9		933.0
Other operation and maintenance	119.0		98.0		392.2		371.7
Depreciation	44.9		43.8		178.6		176.9
Impairment of assets	(0.8)		9.2		7.8		10.2
Taxes other than income	15.4		15.9		67.8		67.3

OPERATING INCOME	41.7		15.3		317.5		306.9

OTHER INCOME (EXPENSE)
Other income	1.2		1.1		12.1		8.1
Other expense	(2.4)		(2.7)		(5.5)		(9.0)

Net other income (expense)	(1.2)		(1.6)		6.6		(0.9)

INTEREST INCOME (EXPENSE)
Interest income	3.9		0.8		5.2		1.3
Interest on long-term debt	(18.8)		(18.5)		(74.4)		(75.2)
Interest expense - unconsolidated affiliate	(0.7)		(4.4)		(13.7)		(17.3)
Allowance for borrowed funds used during construction	0.5		0.1		1.7		0.5
Interest on short-term debt and other interest charges	(7.1)		(0.9)		(9.7)		(6.0)

Net interest expense	(22.2)		(22.9)		(90.9)		(96.7)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	18.3		(9.2)		233.2		209.3

INCOME TAX EXPENSE (BENEFIT)	8.7		(7.0)		80.2		73.7

INCOME (LOSS) FROM CONTINUING OPERATIONS	9.6		(2.2)		153.0		135.6

DISCONTINUED OPERATIONS
Income from discontinued operations	0.1		0.1		0.8		1.8
Income tax expense	-	--	-	--	0.3		2.2

Income (loss) from discontinued operations	0.1		0.1		0.5		(0.4)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
CHANGE IN ACCOUNTING PRINCIPLE	9.7		(2.1)		153.5		135.2

CUMULATIVE EFFECT ON PRIOR YEARS OF CHANGE
IN ACCOUNTING PRINCIPLE, NET OF TAX OF $3.4	-	--	0.5		-	--	(5.4)

NET INCOME (LOSS)	$9.7		$(1.6)		$153.5		$129.8

BASIC AVERAGE COMMON SHARES OUTSTANDING	89.0		86.9		88.0		81.8
DILUTED AVERAGE COMMON SHARES OUTSTANDING	89.5		87.2		88.5		82.1

BASIC EARNINGS (LOSS) PER AVERAGE COMMON SHARE
Income (loss) from continuing operations	$0.1	0	$(0.0	3)	$1.7	3	$1.6	6
Income from discontinued operations, net of tax	--	-	--	-	0.0	1	--	-
Income (loss) from cumulative effect of accounting change, net of tax	--	-	0.0	1	--	-	(0.0	7)

NET INCOME (LOSS)	$0.1	0	$(0.0	2)	$1.7	4	$1.5	9

DILUTED EARNINGS (LOSS) PER AVERAGE COMMON SHARE
Income (loss) from continuing operations	$0.1	0	$(0.0	3)	$1.7	2	$1.6	5
Income from discontinued operations, net of tax	--	-	--	-	0.0	1	--	-
Income (loss) from cumulative effect of accounting change, net of tax	--	-	0.0	1	--	-	(0.0	7)

NET INCOME (LOSS)	$0.1	0	$(0.0	2)	$1.7	3	$1.5	8

DIVIDENDS DECLARED PER SHARE	$0.332	5	$0.332	5	$1.3	3	$1.3	3

OGE Energy Corp.
financial and statistical data
(unaudited)

Three Months Ended December 31		Twelve Months Ended December 31
2004	2003	2004	2003
(In millions)
ELECTRIC UTILITY
Electric revenues
Residential	$116.1	$92.9	$611.4	$601.4
Commercial	80.2	70.9	389.9	372.5
Industrial	72.7	68.5	326.7	293.4
Public authorities	34.1	30.7	158.5	146.1
Sales for resale	12.7	12.1	57.0	57.7
Provision for refund on gas transportation and storage case	---	---	(6.9)	---
Other	10.3	10.8	40.7	41.9

Total system revenues	326.1	285.9	1,577.3	1,513.0
Sales to other utilities	0.3	0.4	0.8	4.1

Total electric revenues	$326.4	$286.3	$1,578.1	$1,517.1

Sales of electricity - MWH (a)
Residential	1.6	1.6	7.9	8.2
Commercial	1.3	1.3	5.7	5.8
Industrial	1.8	1.8	7.0	6.8
Public authorities	0.7	0.7	2.7	2.7
Sales for resale	0.3	0.3	1.4	1.5

Total system sales	5.7	5.7	24.7	25.0
Sales to other utilities	0.1	---	0.1	0.1

Total electric sales	5.8	5.7	24.8	25.1

Number of customers	735,008	725,470	735,008	725,470

Average cost of energy per KWH (b) - cents
Fuel	2.875	1.925	2.887	2.454
Fuel and purchased power	3.350	2.793	3.436	3.128

Degree days
Heating
Actual	1,152	1,209	3,114	3,488
Normal	1,403	1,403	3,650	3,631
Cooling
Actual	79	95	1,839	1,898
Normal	61	61	1,911	1,911

NATURAL GAS PIPELINE
Operating revenues (before intercompany eliminations)	$1,102.6	$541.7	$3,443.9	$2,327.8
Operating income	$57.9	$17.9	$126.6	$91.2
Net income	$30.1	$5.3	$60.7	$26.9
Net cash (used in) provided from operating activities	$(36.7)	$(9.0)	$134.3	$29.4
Capital expenditures from continuing operations	$9.0	$5.7	$32.1	$28.1

New well connects	83	65	277	232

Gathered volumes - TBtu/d (c)	1.03	1.00	1.01	0.99
Incremental transportation volumes - TBtu/d	0.58	0.40	0.51	0.44

Total throughput volumes - TBtu/d	1.61	1.40	1.52	1.43

Natural gas processed - Mmcf/d (d)	552	407	502	414

Natural gas liquids sold (keep-whole) - million gallons	87	57	263	207
Natural gas liquids sold (POL & fixed fee) - million gallons	4	5	16	18

Total natural gas liquids sold - million gallons	91	62	279	225

Average sales price per gallon	$0.777	$0.606	$0.720	$0.595

(a) Megawatt-hours.
(b) Kilowatt-hours.
(c) Trillion British thermal units per day.
(d) Million cubic feet per day.